Amwell CFO Mark Hirschhorn Expands Leadership Role

Seasoned leader assumes responsibility for operations and sales as COO

BOSTON — Dec. 18, 2024 — Amwell® (NYSE: AMWL), a leader in digital care, has announced Chief Financial Officer (CFO) Mark Hirschhorn will take on an expanded role as chief operating officer, effective Jan. 1, 2025.

Hirschhorn will now oversee the company's operational and growth strategies, including the clinical, sales and marketing teams, while continuing his responsibilities as CFO. This move reflects Amwell’s commitment to scale its innovative solutions to meet the growing demand for digital healthcare.

"Since joining Amwell, Mark has proven himself to be a strong leader, and we’re thrilled to have him step into this expanded role," said Ido Schoenberg, M.D., CEO and chairman of Amwell. "Mark’s operational experience, coupled with his extensive financial acumen, will help us continue to streamline the Amwell portfolio of services and pursue core channels of profitable growth while powering the digital care aspirations of our clients. With these changes, we enable a higher level of focus on our mission of connecting and empowering providers, insurers, and innovators to deliver more accessible, affordable, high-quality care for the benefit of all stakeholders. We also solidify our confidence in our path to cash flow positive in 2026."

"I am eager to take on the additional responsibilities as COO," said Hirschhorn. "I look forward to working closely with our talented and streamlined leadership team to sharpen our operational focus on key priorities, drive greater efficiencies, optimize cash flow and deliver profitable growth while pursuing our mission to redefine healthcare delivery through technology-driven solutions."

As Amwell continues to streamline processes and drive alignment, two executives will leave the company. Chief Commercial and Growth Officer Kathy Weiler, and Chief Operating Officer Kurt Knight, will depart Amwell at the end of the year. Over her tenure, Weiler has contributed to meaningful cost initiatives while transforming the company’s growth organization. Knight has provided substantial leadership over his 14-year tenure, including key roles in strategy, M&A, the company’s IPO, rapidly scaling operations through the COVID-19 pandemic, and building and managing the company’s affiliated network of providers, Amwell Medical Group®, a strategic service for payer and provider organizations.

“Kathy’s leadership led to the creation of a formally structured and professionalized growth organization, which has had a meaningful and lasting impact on our business. Kurt is a foundational partner in Amwell. He has made an incredible contribution to our company over many years. He played a major role in transforming Amwell into the company it is today, and I am forever grateful. I thank both leaders for their contributions to Amwell,” said Schoenberg.

About Amwell

Amwell is a leading hybrid care, delivery enablement platform in the United States and globally, connecting and enabling providers, payers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that hybrid care delivery will transform healthcare. We offer a single, comprehensive platform to support all digital health needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With nearly two decades of experience, Amwell powers the digital care of more than 50 health plans, which collectively represent more than 100 million covered lives, and many of the nation’s largest health systems. For more information, please visit https://business.amwell.com/.

©2024 American Well Corporation. All rights reserved. Amwell®, SilverCloud®, Amwell ConvergeTM, CarepointTM , Amwell Medical Group®, and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Media:

Angela Vogen

Press@amwell.com

Investors:

Sue Dooley

Sue.Dooley@amwell.com

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